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                                                                     EXHIBIT 4.1
                         LONE STAR TECHNOLOGIES, INC.
                         1985 LONG-TERM INCENTIVE PLAN
       (as amended by the Board of Directors through November 30, 1995)

SECTION 1. PURPOSE. The purpose of the Lone Star Technologies, Inc. 1985 Long-Term Incentive Plan ("Plan") is to attract and retain able and experienced directors for Lone Star Technologies, Inc. ("Company") from outside the ranks of the employees of the Company and its subsidiaries and to attract and retain key salaried employees for the Company and its subsidiaries, to provide an incentive for such directors and employees to exert maximum efforts for the Company's success and to reward such efforts by enabling the directors and employees to participate in such success through the ownership and performance of shares of the Company's Common Stock ("Common Stock") and, in the case of employees, also through monetary rewards.

SECTION 2. ADMINISTRATION. The Board of Directors of the Company ("Board of Directors") may establish a Committee ("Committee") consisting of not less than two nor more than ten members of the Board of Directors who are non-executive directors (a person who is a director of the Company but not an employee of the Company or any of its subsidiaries, is a "non-executive director" as that term is used under the Plan), notwithstanding that non-executive directors are eligible to participate under the Plan or have received options, to administer the Plan and to award under the Plan to key salaried employees of the Company and its subsidiaries options (along with options granted to non-executive directors under the Plan, "Options"), stock appreciation rights, restricted stock grants, and performance units grants (together with Options granted to non-executive directors under the Plan, collectively referred to herein as "awards", and individually as "award"). The members of the Committee shall be appointed from time to time by and serve at the pleasure of the Board of Directors. The Committee shall have the power where consistent with the general purpose and intent of the Plan to adopt rules and regulations and prescribe forms for use in connection with the Plan. The Committee shall have the authority to interpret the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision, or determination made by the Committee shall be conclusive. A majority of the Committee shall constitute a quorum and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a duly held meeting. In the absence of a Committee, all authority of the Committee under the Plan shall be vested in and exercisable by the Board of Directors. Notwithstanding the foregoing, the Committee shall have no power or authority under this section of the Plan to alter or modify any explicit provisions in the Plan.

SECTION 3. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of stock which may be issued under the Plan shall not exceed two million seven hundred thousand (2,700,000) shares of Common Stock. Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any Option or restricted stock grant lapses, is canceled, is forfeited or is otherwise terminated, as to any shares, such shares shall again become available under the Plan. If, however, any Option or portion thereof is surrendered in exchange for shares issued pursuant to the exercise of a stock appreciation right or in exchange for the retention of restricted stock granted in tandem with an Option, any excess of the number of shares covered by the Option or portion thereof so surrendered over the number of shares so issued or retained in exchange shall not again be made available under the Plan.

SECTION 4. PARTICIPATION IN THE PLAN. The Committee shall determine from time to time those key salaried employees (including officers and directors who are employees) of the

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Company and its subsidiaries who are to be granted awards hereunder (such individuals are referred to herein as "participants"). In making its determination, the Committee may consider such factors as in its discretion it considers appropriate. Participants may be granted more than one award. Participation in the Plan by a participant or a non-executive director shall not confer upon any participant or upon any non-executive director any right with respect to continuation of such participant's employment by the Company or a subsidiary, or seat on the Board of Directors, as the case may be, nor interfere with the right of the Company or such subsidiary to terminate at any time employment of any participant. An award shall not confer any rights as a stockholder upon the holder thereof, except only as to shares actually issued pursuant to the Plan.

SECTION 5. OPTIONS. The Committee shall determine from time to time those participants who are to be granted Options and the number of shares to be optioned to such participants. Any Option to participants may, in the discretion of the Committee and subject to the limitation of this Section 5, be either an incentive stock Option or nonqualified stock Option. An "incentive stock Option" shall mean a stock Option meeting the requirements for an incentive stock Option under the provisions of Section 422 (or any provision substituted therefor) of the Internal Revenue Code of 1986, as amended (the "Code"), at the time of grant of such Option, and notwithstanding any other provision of the Plan, an Option intended to be an incentive stock Option must be granted by the tenth anniversary date of the approval of the Plan by Northwest Industries, Inc. and shall be subject to such additional or more restrictive terms and conditions as the Committee shall determine may be necessary to meet such requirements or deem reasonable and consistent with the purposes of incentive stock Options. The fair market value of the shares of Common Stock for which a participant is granted an incentive stock Option under the Plan prior to January 1, 1987 (determined on the date such Option is granted) shall not exceed in any calendar year the excess of (i) the sum of (a) $100,000 and (b) the unused limit carryover of such participant to such calendar year over (ii) the fair market value of all other shares for which the participant was granted incentive stock Options in such calendar year (such fair market value to be determined as of the date each such Option was granted) under all plans of the Company or any parent or subsidiary of the Company. For purposes of this Section 5 the unused limit carryover of a participant to any calendar year shall be the carryover determined under the following sentence reduced by the amount of such carryover which was used in prior calendar years, and for this purpose Options granted to the participant in any calendar year shall be treated as first reducing the $100,000 limitation and then as reducing the unused limit carryovers to such year in the order of the calendar years in which the carryover arose. The carryover shall be an amount determined for each calendar year after 1980 equal to one-half of the excess of (x) $100,000 over
(y) the aggregate fair market value (determined as of the time the Option is granted) of the shares for which the optionee was granted incentive stock Options in such calendar year under all plans of the Company and any parent or subsidiary corporation of the Company, and such carryover shall be a carryover to each of the three succeeding calendar years. A "nonqualified stock Option" shall mean a stock Option which is not an incentive stock Option. The Options awarded to non-executive directors of the Company must be nonqualified stock Options.

SECTION 6. OPTION PRICE. The per share price at which shares of Common Stock may be purchased by a participant under an Option shall be determined by the Committee at the time such Option is granted. The price at which shares of Common Stock may be purchased under an Option granted to a participant shall not be less than, and in the case of an Option granted to a non-executive director shall be equal to, the per share fair market value of the Common Stock on the date of grant of such Option. No shares shall be issued upon exercise of an Option until the Company receives full payment therefor together with (a) payment in cash equal to the amount of any state and federal taxes required to be withheld at the time of such issuance or (b), if no such taxes are required to be withheld at the time of such issuance, an agreement

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by the party exercising the Option to pay to the Company the amount of state or federal taxes thereafter required to be withheld in respect of such issuance. Payment of the Option price shall be (i) in cash, (ii) in the discretion of the Committee by the transfer and delivery to the Company of shares of Common Stock having a fair market value on the date of exercise of such Option at least equal to the Option price or (iii) in the discretion of the Committee, any combination of (i) and (ii).

SECTION 7. EXERCISE OF OPTIONS. No Option shall be exercisable until at least one year from the date of grant of such Option, and the Committee may at the time of granting any Option to a participant add such additional restrictions as it shall deem advisable as to the time within which such Option or any part thereof may become exercisable. The right of a participant or a non-executive director to exercise in whole or in part any Option shall not be affected by any outstanding stock Option previously granted to that person, except that each incentive stock Option granted to a participant under the Plan prior to January 1, 1987 (for the purposes of this Section 7 hereinafter referred to as the "new incentive Option") shall not be exercisable while there is outstanding any new incentive Option which was granted to such participant before the granting of such later new incentive Option, to purchase stock in the Company (or any parent or subsidiary of the Company or a predecessor of any such companies). For purposes of the preceding sentence, an incentive stock Option shall be considered to be outstanding until it (i) is exercised in full, (ii) expires by reason of the exercise of a stock appreciation right associated with such incentive stock Option, or (iii) lapses, whichever occurs first. In order to exercise an Option, a participant or non-executive director shall give written notice to the Secretary of the Company at the Company's main office in Dallas, Texas.

SECTION 8. NON-EXECUTIVE DIRECTORS STOCK OPTIONS. Non-executive directors shall not be eligible to participate in the Plan beyond the granting of Options; further, not more than 750,000 shares of Common Stock may be issued under Options awarded to non-executive directors. Because an Option awarded to an individual before becoming a non-executive director, under Section 10(e) of the Plan, could remain in effect under the circumstances therein described when that individual changes status from an employee to a non-executive director, only shares of Common Stock issued upon exercise of Options which, when granted, were granted to individuals who were at the time non-executive directors shall be deemed "issued under Options awarded to non-executive directors", and shares issued to non-executive directors under Options granted when they were participants shall not count towards the 750,000 share limitation provided in this Section above. Outstanding Options in effect immediately prior to the Company's annual shareholders meeting in 1993 to non-executive directors shall remain in effect according to their terms and as the same may be amended as contemplated under Section 18 hereof. Beginning with the year 1993, and every second year (i.e. every other year) thereafter, on the first business day after the Company's annual shareholders meeting each such year, each non-executive director in office at such time shall receive automatically, by virtue of this Plan, the award and grant of an Option for 25,000 shares of Common Stock. All Options awarded to non-executive directors shall be nonqualified stock Options, and each such Option granted pursuant to the terms of the foregoing sentence shall become exercisable for up to 25% of the total number of shares of Common Stock into which the Option may be exercised on and after the first anniversary of the date of the award, for up to 25% more (i.e. in total 50%) of those total shares on and after the second anniversary, for up to 25% more (i.e. in total 75%) of those total shares on and after the third anniversary and for up to 100% of those total shares (i.e. all the shares into which the Option may be exercised) on and after the fourth anniversary of the date of the Option award (each such Option to the extent exercisable may be exercised in full or in part at any time for the shares under the Option), at all times subject to the terms of Section 10 regarding the continued right to exercise under certain circumstances.

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SECTION 9.  STOCK APPRECIATION RIGHTS.  The Committee may in its discretion grant to any participant or participants rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant to the date of exercise, or, in the case of rights granted in tandem with or by reference to an Option granted prior to the grant of such rights, from the date of grant of such related Option to the date of exercise. Stock appreciation rights may be granted in tandem with or by reference to a related Option, in which event the grantee may elect to exercise either the Option or the rights, but not both, as to any of the same shares subject to the Option and the rights, or the rights may be granted independently of any Option. Rights granted in tandem with or by reference to a related Option shall be exercisable to the extent, and only the extent, that the related Option is exercisable and the then fair market value of the Common Stock exceeds the per share Option price of such Option. Rights granted independently of an Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. No stock appreciation right shall be exercisable prior to the expiration of one year following the date the right is granted. The Committee may at the time of granting any stock appreciation right add such additional conditions and limitations to such stock appreciation right as it shall deem advisable, including, but not limited to, the time within and extent to which such stock appreciation right shall be exercisable and the maximum amount of appreciation to be recognized with regard to such stock appreciation right. Upon exercise of a stock appreciation right, the grantee shall be paid the excess of the then fair market value of the number of shares of Common Stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related Option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or in any such combination thereof, as may be provided in the grant of such right (which may permit the grantee to elect between cash and Common Stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Committee shall determine upon exercise of the right. If the participant will receive Common Stock upon the exercise of a stock appreciation right, then the Company shall be entitled to settle its obligation, arising out of the exercise of a stock appreciation right, to deliver any fractional shares in any manner the Committee, in its discretion, shall deem appropriate, including but not limited to, (a) the payment of cash in lieu of such fractional share or (b) by rounding the number of shares to be delivered up to the next full share and requiring a cash payment by the participant for such additional fractional share. In order to exercise any stock appreciation right, a participant shall give written notice to the Secretary of the Company at the Company's main office in Dallas, Texas.

SECTION 10. TERMINATION OF OPTIONS AND STOCK APPRECIATION RIGHTS, AND CHANGE OF STATUS.

(a) A participant's right to exercise any Option or stock appreciation right and right of a non-executive director to exercise any Option (Options and stock appreciation rights collectively referred to in subparts (a) through (d) only of this section as "Option") shall terminate no later than on the earliest of the following dates:

     (1)  Ten years after the date the Option is granted.

     (2) Three months after the date the participant shall cease to be employed by the Company or a subsidiary, or, if a non-executive director, the non-executive director shall cease to be a director of the Company, unless such cessation of employment or as a director is by reason of the participant's or non-executive director's death or unless death occurs within such three months.

     (3) Nine months after the date of a participant's or non-executive director's death.

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(b)  If a participant's employment by the Company or a subsidiary or directorship, in the case of a non-executive director, ceases for any reason other than death without the participant or non-executive director having fully exercised the Option, the participant or non-executive director shall be entitled within three months (or any later period applicable under paragraph
(c)) following the date of such cessation (but not more than ten years from the date such Option was granted) to exercise the Option to the full extent such Option was exercisable on the date of such cessation.

(c) If a participant or non-executive director dies while employed by the Company or a subsidiary, or while a director in the case of a non-executive director, or within three months after cessation of such employment or directorship, without having fully exercised his Option, such Option may be exercised within nine months following such participant's or non-executive director's death (but not more than ten years from the date such Option was granted) by participant's or non-executive director's estate or by a person who acquired the right to exercise such Option by will or the laws of descent, to the full extent such Option was exercisable on the date of death.

(d) Absence of an employee on approved leave shall not be considered a cessation of employment.

(e) Whenever, and each time that, a person ceases to be either an employee of the Company or a subsidiary or a non-executive director of the Company, so long as such person immediately changes status and becomes, without any interruption in service, an employee of the Company or a subsidiary or a non-executive director of the Company, as the case may be, so that the person's service remains continuous and only the capacity as an employee or non-executive director in which it is rendered changes, any Option theretofore granted to such person, as to which the right of exercise has not expired by the passage of time, shall remain in effect according to the terms of the Plan and any agreement covering the Option, except that the Option, notwithstanding any other terms in the Plan or in any Option agreement (other than provisions of any incentive stock Options referred to at the end of this sentence), shall be governed as to the termination of the right of exercise, after such a change in status has occurred, under subparts (a) through (d) of this section in accordance with the person's then, and when such person's continuous service finally does end, the most recent status of such person as an employee or non-executive director, as the case may be, subject to provisions in the agreement relating to any Option which is an incentive stock Option limiting the ability to exercise the Option as an incentive stock Option in such circumstances.

SECTION 11. RESTRICTED STOCK GRANTS. The Committee may in its discretion grant to any participant or participants shares of Common Stock. Such grants may be contingent on the grantee's continuing employment with the Company or its subsidiaries for a period to be specified in the award, which shall not be less than one or more than ten years from the date of award, and/or any such other contingencies, additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, restrictions on the sale or other disposition of such shares during the restriction period. The Committee may in its sole discretion at the time of the award or at any time thereafter provide for the early vesting of such award in the event of termination of employment by retirement, death, incapacity, or otherwise prior to the end of the restriction period. The holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such share are forfeited.

SECTION 12. PERFORMANCE UNITS GRANTS. The Committee may in its discretion grant to any participant or participants awards consisting of units which have a monetary value which may or may not be equivalent to shares of Common Stock.
The vesting of units shall be, and

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their value may be, contingent on the achievement over a period of not less than two (2) or more than ten (10) years of such individual, corporate, division, subsidiary, group or other objectives as shall be established by the Committee. Such objectives shall be established by the Committee prior to the beginning of the performance period, but may be revised by the Committee from time to time during the performance period, to take into account significant unforeseen events or changes in circumstances. Except as may otherwise be determined by the Committee at the time of the award or at any time thereafter, a performance award shall terminate if the holder of the award does not remain continuously in the employ of the Company and its subsidiaries at all times during the applicable performance period. Following the end of the performance period, the holder of a performance award shall be entitled to receive payment of an amount, not exceeding the maximum value of the performance award established by the Committee, based on the level of achievement of the objectives for the performance period as determined by the Committee. Payment may be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. Any payment to be made in Common Stock shall be based on the fair market value of such stock on the payment date. Incentive compensation awards earned under the Corporate Improvement Incentive Program of the Company as adopted on October 9, 1990, may be paid in whole or in part in Common Stock authorized under this Plan in accordance with the provisions of the two prior sentences.

SECTION 13. TRANSFERABILITY. Awards hereunder are not transferable except by will or the laws of descent. Options and stock appreciation rights may be exercised during the lifetime of the participant or non-executive director only by the participant or non-executive director and after the death of such person, only as provided in Section 10.

SECTION 14. EFFECT OF CERTAIN TRANSACTIONS. If a record date for a stock split, stock dividend, reverse stock split, combination of stock, recapitalization, reclassification, or similar event occurs with respect to Common Stock, or if any other change occurs in the number or kind of shares of Common Stock which in the opinion of the Board of Directors requires such an adjustment, the Board of Directors shall adjust in an equitable manner the terms of each then outstanding award hereunder and the maximum number of shares as to which awards may be granted under the Plan. If the Company is merged with or into or consolidated with one or more corporations, each then outstanding award shall be equitably adjusted by the Board of Directors and assumed by the surviving corporation.

SECTION 15.  ACCELERATION OF OPTIONS.

(a) Notwithstanding any provisions otherwise in the Plan or in any Option agreements evidencing Options granted under this Plan, each outstanding Option shall become exercisable for up to 100% of the unexercised shares under the Option if any entity, person or Group (herein "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or a subsidiary of the Company, acquires shares of the Company in a transaction, or series of transactions, that results in such entity, person or Group directly or indirectly owning, beneficially, fifty percent (50%) or more of the outstanding shares of Common Stock of the Company (or, if other stock other than Common Stock should become outstanding that also votes for directors generally like the Common Stock, that results in such entity, person or Group directly or indirectly owning, beneficially, shares of Common Stock and/or any such other stock having 50% or more of the total voting power for directors generally of all outstanding Common Stock and other such stock of the Company), or if any such entity, person or Group acquires substantially all of the assets of the Company.

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(b)  In such event, no such Option shall be exercised more than 10 years after the date of the grant thereof, or after the right of exercise has lapsed, expired or terminated as provided in Section 10 or otherwise under the Plan.

SECTION 16. AMENDMENT AND TERMINATION OF THE PLAN. The Plan shall terminate on the twentieth anniversary of the date of approval of the Plan by Northwest Industries, Inc., and no award shall be granted hereunder after such termination. Termination of the Plan shall not affect any outstanding awards. The Committee shall have the power where consistent with the general purpose and intent of the Plan to modify the requirements of the Plan to conform with applicable law or to meet special circumstances not anticipated or covered in the Plan, and the Company, by its Board of Directors, reserves the right at any time to modify, amend, supplement, or suspend the Plan, except neither the Committee nor the Company may (a) impair any awards already made or (b) without the approval of the stockholders of the Company (other than of the stockholders of stock not entitled to vote on the matter requiring approval), except as contemplated by Section 14, (i) increase the number of shares of Common Stock which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants or non-executive directors under the Plan or
(iv) have the effect of providing for the grant of Options to purchase Common Stock at less than the fair market value per share thereof on the applicable date of grant of the Options. Notwithstanding any other provision of this
Section 16, the provisions of the Plan applicable to non-executive directors which govern (A) the number of shares of Common Stock covered by each Option award to a non-executive director of the Company, (B) the exercise price per share of Common Stock under each such Option, (C) when and under what circumstances each such Option will be granted and (D) the period within which each such Option may be exercised, shall not be amended, except as contemplated by Section 14, more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder, and the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

SECTION 17. DELIVERY OF SHARES. Each award hereunder is further subject to the condition that if, at any time, the Board of Directors shall in its sole discretion determine that the listing, registration, or qualification of the shares of Common Stock covered by such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or delivery of shares of Common Stock thereunder, the delivery of all shares of Common Stock pursuant to exercise of the Option or stock appreciation right may be withheld or may be made subject to such conditions as the Committee may deem appropriate unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

SECTION 18. EFFECTIVE DATE. The Plan shall become effective upon the distribution of the Company's Common Stock to the shareholders of Northwest Industries, Inc. All outstanding awards in effect at the time of the Company's 1993 Annual Meeting are to remain in effect and shall be deemed amended by the amendments to the Plan approved by the common shareholders at the Company's 1993 Annual Meeting, the amendment of each outstanding award to apply to the award prospectively for the period on and after such meeting. The Company may enter into amendatory agreements with the persons holding outstanding awards or evidence the agreement of the Company with the amendments by resolution acknowledging the Company's responsibility to carry out those Plan amendments as they may affect outstanding awards.

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